Bond Delivery Agreement

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AVISTA CORPORATION
to
UNION BANK, N.A.,
as Administrative Agent

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Dated as of August 14, 2013

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Relating to
First Mortgage Bonds, Collateral Series 2013A

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THIS BOND DELIVERY AGREEMENT, dated as of August 14, 2013, among AVISTA CORPORATION, a Washington corporation (the “Company”), and Union Bank, N.A., as Administrative Agent (the “Agent”) under the Term Loan Agreement, dated as of August 14, 2013, among the Company, the lenders party thereto (the “Lenders”) and Union Bank, N.A., as the Agent, as amended, supplemented or otherwise modified from time to time (the “Loan Agreement”).
WHEREAS, the Company has entered into the Loan Agreement and may from time to time borrow thereunder in accordance with the provisions thereof; and
WHEREAS, the Company has established its First Mortgage Bonds, Collateral Series 2013A, in the aggregate principal amount of $90,000,000 (the “Bonds”), to be issued under and in accordance with, and secured by, the Mortgage and Deed of Trust, dated as of June 1, 1939, as heretofore amended and supplemented and as further supplemented by the Fifty-fifth Supplemental Indenture, dated as of August 1, 2013 (the “Fifty-fifth Supplemental Indenture”), of the Company to Citibank, N.A., as successor trustee (the “Trustee”), such Mortgage and Deed of Trust, as so amended and supplemented, being hereinafter sometimes called the “Mortgage” (all capitalized terms used herein without definition having the meanings assigned to them in the Fifty-fifth Supplemental Indenture); and
WHEREAS, the Company proposes to issue and deliver to the Agent, for the benefit of the Lenders, the Bonds in order to provide the benefit of the lien of the Mortgage as security for the obligation of the Company under the Loan Agreement to pay the Obligations;
NOW, THEREFORE, in consideration of the premises, of certain agreements of the Lenders, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Agent hereby agree as follows:
ARTICLE I
THE BONDS
SECTION 1.1.  Delivery of Bonds.
In order to provide the benefit of the lien of the Mortgage as security for the obligation of the Company to pay the Obligations, as aforesaid, the Company hereby delivers to the Agent Bonds in the aggregate principal amount of $90,000,000, maturing on August 14, 2016 and bearing interest as provided in the Fifty-fifth Supplemental Indenture. The obligation of the Company to pay the principal of and interest on the Bonds shall be deemed to have been satisfied and discharged in full or in part, as the case may be, to the extent of the payment by the Company of the Obligations, all as set forth in clause (e) of subsection (II) of Section 1 of Article I of the Fifty-fifth Supplemental Indenture and in the Bonds.
The Bonds are registered in the name of the Agent and shall be owned and held by the Agent, subject to the provisions of this Agreement, for the benefit of the Lenders, and the Company shall have no interest therein. The Agent shall be entitled to exercise all rights of bondholders under the Mortgage with respect to the Bonds.

The Agent hereby acknowledges receipt of the Bonds.
SECTION 1.2.  Payments on the Bonds.
Any payments received by the Agent on account of the principal of or interest on the Bonds shall be distributed by the Agent in accordance with the applicable provisions of the Loan Agreement, and the Company hereby consents to such distribution.
ARTICLE II
NO TRANSFER OF BONDS; SURRENDER OF BONDS
SECTION 2.1. No Transfer of the Bonds.
The Agent shall not sell, assign or otherwise transfer any Bonds delivered to it under this Agreement except to a successor administrative agent under the Loan Agreement. The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the issuance of stop-transfer instructions to the trustee under the Mortgage or any other transfer agent thereunder.
SECTION 2.2.  Surrender of Bonds.
The Agent shall surrender the Bonds to or upon the order of the Company when and as provided in Article VIII of the Loan Agreement.
ARTICLE III
MISCELLANEOUS
SECTION 3.1 Definitions
“Loan Documents” and “Loans” shall have the meanings specified in the Loan Agreement.
“Obligations” shall mean the obligations of the Company for (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company to the Lenders and the Agent under the Loan Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company under or pursuant to the Loan Agreement and the other Loan Documents.

As used in this Agreement, the words “include,” “includes” and “including” are not limiting.
SECTION 3.2. Governing Law
This Agreement shall be governed by and construed in accordance with the law of the State of New York.

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IN WITNESS WHEREOF, the Company and the Agent have caused this Agreement to be executed and delivered as of the date first above written.
AVISTA CORPORATION

By:     /S/ MARK T. THIES
Name:    Mark T. Thies
Title:     Senior Vice President, Chief Financial
    Officer and Treasurer

UNION BANK, N.A.,
as Administrative Agent and Lender

By:     /S/ PASCAL UTTINGER
Name:    Pascal Uttinger
Title:     Director

(Signature page to Bond Delivery Agreement)